UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34942	77-0557980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Inphi Corporation (“Inphi”) held its Annual Meeting of Stockholders on May 24, 2013. There were 29,066,135 shares of common stock entitled to vote at the Annual Meeting of Stockholders, of which 28,210,822 shares (97.1%) were voted in person or by proxy. The following matter was voted upon as follows:

Proposal 1:	Election of two Class III directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Chenming C. Hu	15,134,771	10,809,835	2,266,216
Sam S. Srinivasan	14,773,489	11,171,117	2,266,216

Proposal 2:	Approval of an amendment to the 2010 Stock Incentive Plan to increase the number of share available for issuance thereunder by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,261,321	12,678,071	5,214	2,266,216

Proposal 3:	The ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as Inphi’s independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,117,591	37,369	55,862	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHI CORPORATION

Date: May 31, 2013	By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer